Exhibit 99.1

Apollo Investment Corporation

Announces September 30, 2011 Quarterly Financial Results

and Quarterly Dividend of $0.28 Per Share

NEW YORK— November 3, 2011—Apollo Investment Corporation (NASDAQ-GS: AINV) or the “Company”, “Apollo Investment”, “we” or “our” today announces financial results for its fiscal quarter ended September 30, 2011. Additionally, the Company announces that its Board of Directors has declared its third fiscal quarter 2012 dividend of $0.28 per share, payable on January 4, 2012 to stockholders of record as of December 15, 2011. The specific tax characteristics of the dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2011:

Total Assets: $2.9 billion

Investment Portfolio: $2.8 billion

Net Assets: $1.6 billion

Net Asset Value per share: $8.12

Portfolio Activity for the Quarter Ended September 30, 2011:

Investments made during the quarter: $403 million

Number of new portfolio companies invested: 6

Investments sold or prepaid during the quarter: $387 million

Number of portfolio company exits: 9

Operating Results for the Quarter Ended September 30, 2011 (in thousands, except per share amounts):

Net investment income: $45,532

Net realized and unrealized gain (loss): ($312,782)

Net increase (decrease) in net assets from operations: ($267,250)

Net investment income per share: $0.23

Net realized and unrealized gain (loss) per share: ($1.59)

Earnings (loss) per share – basic and diluted: ($1.36)

Conference Call/Webcast at 11:00 a.m. ET on November 4, 2011

The Company will host a conference call at 11:00 a.m. (Eastern Time) on Friday, November 4, 2011 to present second fiscal quarter results. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call, international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID: 15949103 when prompted. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available through November 18, 2011 by calling (800) 585-8367, international callers please dial (404) 537-3406, reference pin #15949103. The audio webcast will be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

PORTFOLIO AND INVESTMENT ACTIVITY

During the three months ended September 30, 2011, we invested $403 million across 6 new and 8 existing portfolio companies, through a combination of primary and secondary market purchases. This compares to investing $184 million in 2 new and 4 existing portfolio companies for the three months ended September 30, 2010. Investments sold or prepaid during the three months ended September 30, 2011 totaled $387 million versus $127 million for the three months ended September 30, 2010.

At September 30, 2011, our portfolio consisted of 69 portfolio companies and was invested 30% in senior secured loans, 60% in subordinated debt, 1% in preferred equity and 9% in common equity and warrants measured at fair value versus 67 portfolio companies invested 31% in senior secured loans, 59% in subordinated debt, 1% in preferred equity and 9% in common equity and warrants at September 30, 2010.

The weighted average yields on our senior secured loan portfolio, subordinated debt portfolio and total debt portfolio as of September 30, 2011 at our current cost basis were 9.4%, 12.6% and 11.6%, respectively. At September 30, 2010, the yields were 8.9%, 13.3% and 11.7%, respectively.

Since the initial public offering of Apollo Investment in April 2004 and through September 30, 2011, invested capital totaled over $8.5 billion in 161 portfolio companies. Over the same period, Apollo Investment completed transactions with more than 100 different financial sponsors.

RESULTS OF OPERATIONS

Results comparisons are for the three and six months ended September 30, 2011 and September 30, 2010.

Investment Income

For the three and six months ended September 30, 2011, gross investment income totaled $94.0 million and $188.6 million, respectively. For the three and six months ended September 30, 2010, gross investment income totaled $91.5 million and $169.7 million, respectively. The increase in gross investment income for the three and six months ended September 30, 2011 as compared to the three and six months ended September 30, 2010 was primarily due to an increase in the receipt of prepayment premiums and other deal related fees.

Expenses

Expenses totaled $48.4 million and $95.4 million, respectively, for the three and six months ended September 30, 2011, of which $26.9 million and $51.2 million, respectively, were base management fees and performance-based incentive fees and $17.3 million and $33.3 million, respectively, were interest and other debt expenses. Administrative services and other general and administrative expenses totaled $4.2 million and $10.8 million, respectively, for the three and six months ended September 30, 2011. Expenses totaled $41.3 million and $78.7 million, respectively, for the three and six months ended September 30, 2010, of which $27.6 million and $52.3 million, respectively, were base management fees and performance-based incentive fees and $10.7 million and $20.6 million, respectively, were interest and other debt expenses. Administrative services and other general and administrative expenses totaled $3.0 million and $5.8 million, respectively, for the three and six months ended September 30, 2010. Expenses consist of base investment advisory and management fees, insurance expenses, administrative services fees, legal fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increase in expenses from the September 2010 periods to the September 2011 periods was primarily due to an increase in interest expense as our average interest cost in the current periods is over 125 basis points higher than in the year ago periods and the average debt outstanding is roughly $200 million higher on a year over year basis. The increase in average interest cost resulted from the issuance of three tranches of long-term fixed rate debt in periods subsequent to the three and six month periods ended September 30, 2010. In addition, in the six month period ended September 30, 2011, the Company recognized approximately $3.6 million in net non-recurring expenses, including legal and other professional expenses of $4.3 million net of a non-recurring reduction of administrative expenses.

Net Investment Income

The Company’s net investment income totaled $45.5 million and $93.2 million, or $0.23 and $0.47, on a per average share basis, respectively, for the three and six months ended September 30, 2011. The Company’s net investment income totaled $50.2 million and $91.0 million, or $0.26 and $0.48, on a per average share basis, respectively, for the three and six months ended September 30, 2010.

Net Realized Losses

The Company had investment sales and prepayments totaling $387 million and $1.1 billion, respectively, for the three and six months ended September 30, 2011. The Company had investment sales and prepayments totaling $127 million and $241 million, respectively, for the three and six months ended September 30, 2010. Net realized losses for the three and six months ended September 30, 2011 were $20.2 million and $66.1 million, respectively. For the three and six months ended September 30, 2010, net realized losses totaled $89.4 million and $85.5 million, respectively. Net realized losses for the three and six month periods ended September 30, 2011 were primarily derived from the exits of select investments, including Playpower Holdings, TL Acquisitions and FSC Holdings. A portion of the realized losses incurred upon the exit of these investments reversed out previously reported unrealized losses. Net realized losses for the three and six months ended September 30, 2010 were primarily derived from selective exits of underperforming investments.

Net Unrealized Appreciation (Depreciation) on Investments, Cash Equivalents and Foreign Currencies

For the three and six months ended September 30, 2011, net change in unrealized depreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities totaled $292.6 million and $294.3 million, respectively. For the three months ended September 30, 2010, net change in unrealized appreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities totaled $107.4 million. For the six months ended September 30, 2010, net change in unrealized depreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities totaled $21.6 million. For the three and six months ended September 30, 2011, the increase in unrealized depreciation was derived from a decline in general capital market conditions offset by the recognition of realized losses which reversed unrealized depreciation. For the three months ended September 30, 2010, net unrealized appreciation was impacted by net changes in specific portfolio company fundamentals and stronger capital market conditions. For the six months ended September 30, 2010, net unrealized depreciation was recognized due to weaker market conditions present earlier in the fiscal year.

Net Increase (Decrease) in Net Assets From Operations

For the three and six months ended September 30, 2011, the Company had a net decrease in net assets resulting from operations of $267.3 million and $267.2 million, respectively. For the three months ended September 30, 2010, the Company had a net increase in net assets resulting from operations of $68.2 million. For the six months ended September 30, 2010, the Company had a net decrease in net assets resulting from operations of $16.1 million. For the three and six months ended September 30, 2011 basic and diluted losses per average share were $1.36 and $1.36, respectively. The basic and diluted earnings per average share were $0.35 for the three months ended September 30, 2010. For the six months ended September 30, 2010, basic and diluted losses per average share totaled $0.08.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s liquidity and capital resources are generated and generally available through periodic follow-on equity and debt offerings, our senior secured, multi-currency $1.254 billion revolving credit facility (the “Facility”), our senior secured notes, investments in special purpose entities in which we hold and finance particular investments on a non-recourse basis, as well as from cash flows from operations, investment sales of liquid assets and prepayments of senior and subordinated loans and income earned from investments. The Company also has investments in its portfolio that contain PIK provisions. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. In order to maintain the Company’s status as a RIC, this non-cash source of income must be paid out to stockholders annually in the form of dividends, even though the Company has not yet collected the cash. For the six months ended September 30, 2011, accrued PIK totaled $8.4 million, on total investment income of $188.6 million. On April 13, 2011, $380 million of commitments on the Facility matured. At September 30, 2011, the Company had $753 million in borrowings outstanding on its Facility and $500 million of unused capacity. As of September 30, 2011, aggregate lender commitments under the Facility total $1.254 billion.

On May 3, 2010, the Company closed on its most recent follow-on public equity offering of 17.25 million shares of common stock at $12.40 per share raising approximately $204 million in net proceeds. In the future, the Company may raise additional equity or debt capital, among other considerations. The primary use of funds will be investments in portfolio companies, reductions in debt outstanding and other general corporate purposes, including the payment of interest, fees or distributions to shareholders.

On September 30, 2010, the Company entered into a note purchase agreement, providing for a private placement issuance of $225 million in aggregate principal amount of five-year, senior secured notes with a fixed interest rate of 6.25% and a maturity date of October 4, 2015 (the “Senior Secured Notes”). On October 4, 2010, the Senior Secured Notes were sold to certain institutional accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. Interest on the Senior Secured Notes will be due semi-annually on April 4 and October 4, commencing on April 4, 2011. The proceeds from the issuance of the Senior Secured Notes were primarily used to reduce other outstanding borrowings and/or commitments on the Company’s Facility.

On January 25, 2011, the Company closed a private offering of $200 million aggregate principal amount of senior unsecured convertible notes (the “Convertible Notes”). The Convertible Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The Convertible Notes bear interest at an annual rate of 5.75%, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2011. The Convertible Notes will mature on January 15, 2016 unless earlier converted or repurchased at the holder’s option. Prior to December 15, 2015, the Convertible Notes will be convertible only upon certain corporate reorganizations, dilutive recapitalizations or dividends, or if, during specified periods our shares trade at more than 130% of the then applicable conversion price or the Convertible Notes trade at less than 97% of their conversion value and, thereafter, at any time. The Convertible Notes will be convertible by the holders into shares of common stock, initially at a conversion rate of 72.7405 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (14,548,100 common shares) corresponding to an initial conversion price per share of approximately $13.75, which represents a premium of 17.5% to the $11.70 per share closing price of the Company’s common stock on The NASDAQ Global Select Market on January 19, 2011. The conversion rate will be subject to adjustment upon certain events, such as stock splits and combinations, mergers, spin-offs, increases in dividends in excess of $0.28 per share per quarter and certain changes in control. Certain of these adjustments, including adjustments for increases in dividends, are subject to a conversion price floor of $11.70 per share. The Convertible Notes are senior unsecured obligations and rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including existing unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

On August 11, 2011, the Company adopted a plan for the purpose of repurchasing up to $200 million of its common stock in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. The Company’s plan was designed to allow it to repurchase its shares both during its open window periods and at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by the Company will have the authority under the terms and limitations specified in the plan to repurchase shares on the Company’s behalf in accordance with the terms of the plan. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan. While the portion of the plan reliant on Rule 10b-18 remains in effect, the portion reliant on Rule 10b5-1 is subject to periodic renewal and is not currently in effect. As of September 30, 2011, no shares have been repurchased.

On September 29, 2011, the Company closed a private offering of $45 million aggregate principal amount of senior secured notes (the “Notes”) consisting of two series: (1) 5.875% Senior Secured Notes, Series A, of the Company due September 29, 2016 in the aggregate principal amount of $29 million; and (2) 6.250% Senior Secured Notes, Series B, of the Company due September 29, 2018, in the aggregate principal amount of $16 million. The Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The net proceeds from the offering of Notes are intended to be used to fund new portfolio investments, reduce outstanding borrowings on the Company’s Facility and for general corporate purposes, including the payment of interest, fees or distributions to shareholders.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	September 30, 2011 (unaudited)	March 31, 2011
Assets
Non-controlled/non-affiliated investments, at value (cost—$2,888,177 and $2,900,378, respectively)	$2,633,950	$2,901,295
Non-controlled/affiliated investments, at value (cost—$85 and $22,407, respectively)	79	37,295
Controlled investments, at value (cost—$493,261 and $376,051, respectively)	193,276	111,568
Cash	6,320	5,471
Foreign currency (cost—$1,431 and $881, respectively)	1,378	883
Receivable for investments sold	24,577	13,461
Interest receivable	50,185	45,686
Dividends receivable	5,118	5,131
Miscellaneous income receivable	600	—
Receivable from investment adviser	—	576
Prepaid expenses and other assets	22,564	27,447

Total assets	$2,938,047	$3,148,813

Liabilities
Debt	$1,223,473	$1,053,443
Payable for investments and cash equivalents purchased	24,699	37,382
Dividends payable	54,990	54,740
Management and performance-based incentive fees payable	26,932	27,553
Interest payable	10,723	9,703
Accrued administrative expenses	1,582	1,738
Other liabilities and accrued expenses	1,672	3,223

Total liabilities	$1,344,071	$1,187,782

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 196,393 and 195,502 issued and outstanding, respectively	$196	$196
Paid-in capital in excess of par	2,881,544	2,871,559
Undistributed net investment income	39,905	56,557
Accumulated net realized loss	(780,006)	(713,873)
Net unrealized depreciation	(547,663)	(253,408)

Total net assets	$1,593,976	$1,961,031

Total liabilities and net assets	$2,938,047	$3,148,813

Net Asset Value Per Share	$8.12	$10.03

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three months ended		Six months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$79,473	$76,841	$161,092	$149,346
Dividends	1,090	1,800	4,285	2,720
Other income	5,965	3,639	13,240	5,308
From non-controlled/affiliated investments:
Interest	494	3,188	899	6,342
From controlled investments:
Interest	1,206	—	1,220	—
Dividends	5,753	6,031	7,837	6,031

Total Investment Income	$93,981	$91,499	$188,573	$169,747

EXPENSES:
Management fees	$15,549	$15,030	$31,478	$29,584
Performance-based incentive fees	11,383	12,545	19,764	22,752
Interest and other debt expenses	17,345	10,752	33,296	20,646
Administrative services expense	1,500	1,412	2,387	2,808
Other general and administrative expenses	2,672	1,578	8,454	2,948

Total expenses	48,449	41,317	95,379	78,738

Net investment income	$45,532	$50,182	$93,194	$91,009

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments and cash equivalents	$(20,393)	$(87,907)	$(64,590)	$(87,127)
Foreign currencies	208	(1,471)	(1,543)	1,616

Net realized loss	(20,185)	(89,378)	(66,133)	(85,511)

Net change in unrealized gain (loss):
Investments and cash equivalents	(302,925)	120,011	(305,469)	(17,948)
Foreign currencies	10,328	(12,649)	11,214	(3,694)

Net change in unrealized gain (loss)	(292,597)	107,362	(294,255)	(21,642)

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	(312,782)	17,984	(360,388)	(107,153)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(267,250)	$68,166	$(267,194)	$(16,144)

EARNINGS (LOSS) PER SHARE – BASIC AND DILUTED	$(1.36)	$0.35	$(1.36)	$(0.08)

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Elizabeth Besen of Apollo Investment Corporation, (212) 822-0625